Exhibit 4.3

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION, OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SEC RULE 144.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

VERITAS FARMS, INC.

NO. _____	Original Issuance Date: ___________, 20___

THIS CERTIFIES THAT, for valuable consideration received by VERITAS FARMS, INC., a Nevada corporation (the “Company”), _________________, or its permitted registered assigns (“Registered Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the issuance date of this Warrant (the “Effective Date”), and before 5:00 p.m. Eastern Time on the __________________ of the Original Issuance Date (the “Expiration Date”), to purchase from the Company, ____________ shares of Common Stock of the Company (“Shares” or “shares of Common Stock”), at a price per Share of $______ (the “Purchase Price”). Both the number of Shares purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein.

1. CERTAIN DEFINITIONS. In addition to capitalized terms defined elsewhere in this Warrant, the following capitalized terms used in this Warrant shall have the following respective meanings:

1.1 “Fair Market Value” of a share of Common Stock as of a particular date shall mean the average of the daily VWAP for the twenty (20) trading days prior to the exercise date of the Warrant. Notwithstanding the foregoing, if there is no active public market for the Common Stock, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for by the Company and the Holder, equally.

1.2 “Registered Holder” shall mean any Registered Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

1.3 “Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

1.4 “Common Stock” shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

1.5 “VWAP” shall mean for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, the New York Stock Exchange or the NYSE MKT, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is regularly quoted on an automated quotation system (including applicable tiers of the over-the-counter market maintained by OTC Markets Group, Inc.) or by a recognized securities dealer, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the applicable OTC Markets Group, Inc. tier or as quoted by such securities dealer, or (c) if there is no active public market for the Common Stock, then as determined in accordance with Section 1.1 above.

2. EXERCISE OF WARRANT.

2.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile or email) of the form of Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Registered Holder, to the principal office of the Company, attention: Chief Financial Officer of the Company, and as soon as practicable after such date, surrendering

(a) this Warrant at the principal office of the Company, attention: Chief Financial Officer of the Company, and

(b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Registered Holder of indebtedness of the Company to the Registered Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of Shares being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”).

2.2 Cashless Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, the Registered Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Registered Holder elects to exchange this Warrant as provided in this Section 2.2, Registered Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Registered Holder’s election to exchange some or all of the Warrant, and the Company shall issue to Registered Holder the number of shares of the Common Stock computed using the following formula:

X	=	Y (A-B)
A

Where:	X	=	the number of shares of Common Stock to be issued to Registered Holder.

	Y	=	the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

	A	=	the Fair Market Value of one share of the Common Stock.

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B	=	Purchase Price (as adjusted to the date of such calculation).

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the shares of Common Stock issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Registered Holder, and the holding period for the Common Stock issued upon the cashless exercise of this Warrant shall be deemed to have commenced, on the Original Issuance Date.

For purposes of a cashless exercise of this Warrant in accordance with the provisions of this Section 2.2, the Shares issuable upon exercise of this Warrant shall be disregarded in calculating the number of shares of Common Stock to be issued in connection with the cashless exercise of this Warrant.

2.3 “Easy Sale” Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and FINRA rules), the Registered Holder may pay the Purchase Price through a “same day sale” commitment from the Registered Holder (and if applicable a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”)), whereby the Registered Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay the Purchase Price and the Registered Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such shares to forward the Purchase Price directly to the Company.

2.4 Stock Certificates; Fractional Shares. As soon as practicable on or after the date of any exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the Shares a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a Share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of such date of exercise. No fractional Shares or scrip representing fractional Shares shall be issued upon an exercise of this Warrant.

2.5 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the Registered Holder of record of such Shares as of the close of business on the date the Registered Holder is deemed to have exercised this Warrant.

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2.6 Vesting. This Warrant shall vest fully upon issuance.

3. VALID ISSUANCE; TAXES. All Shares issued upon the exercise of this Warrant, shall, when exercised and the Purchase Price paid for in accordance with the terms hereof, be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Shares in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible Registered Holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company; or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Shares and all such additional securities or other assets distributed with respect to such Shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.

4.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

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4.4 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Registered Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of Shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Registered Holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Registered Holder hereof for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5 Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Articles of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Registered Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of Shares that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Shares received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of Shares for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of Shares for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of Shares or other securities issuable upon exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile or email and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Registered Holder.

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6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant and such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such Shares shall be duly authorized, and when issued and paid for upon exercise and in accordance with the respective terms of this Warrant, as the case may be, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder’s parent, subsidiary or affiliate, or, if the Registered Holder is a partnership, to any partner of such Registered Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant with the Assignment attached as Exhibit B to this Warrant properly completed and executed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Each taker and Registered Holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9. RESTRICTIONS ON TRANSFER. The Registered Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act covering the disposition or sale of this Warrant or the Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, the Registered Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Shares, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

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10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Registered Holder hereby represents, warrants and covenants that any Shares purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Registered Holder has had such opportunity as such Registered Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Registered Holder to evaluate the merits and risks of his investment in the Company; that the Registered Holder is an accredited investor and able to bear the economic risk of holding such Shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Registered Holder understands that the Shares acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act and will be “restricted securities” within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one (1) year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all certificates representing Shares issued to the Registered Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

11. THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by such Registered Holder to purchase Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder hereof shall cause such Registered Holder hereof to be a shareholder of the Company for any purpose.

12. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Registered Holder that:

12.1 Due Authorization; Consents. All corporate action on the part of the Company, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Warrant, and (b) the authorization, issuance, reservation for issuance and delivery of all of the shares of Common Stock issuable upon exercise of this Warrant, has been duly taken. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Warrant and the consummation of the transactions contemplated hereby and thereby have been obtained.

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12.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

12.3 Valid Issuance of Stock. The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and nonassessable, and such shares, and all outstanding options and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including without limitation, anti-fraud provisions.

12.4 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Original Issuance Date.

13. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to the terms of this Warrant shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile or email at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

If to the Company:
Veritas Farms, Inc.
Attention: CFO
1815 Griffin Road, Suite 401
Dania Beach, FL 33004

If to the Registered Holder:	__________________________________
Attention: ___________________
Address: ____________

Each person making a communication hereunder by facsimile or email shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or email pursuant hereto, but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13 by giving the other party written notice of the new address in the manner set forth above.

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14. HEADINGS. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof.

15. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada, without regard to conflict of law principles of such state.

16. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of this Warrant.

17. NOTICES OF RECORD DATE. In case:

17.1 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

17.2 of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s Common Stock are to receive stock, securities or property of another corporation; or

17.3 of any voluntary dissolution, liquidation or winding-up of the Company; or

17.4 of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right; or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. The Company shall use all reasonable efforts to ensure such notice shall be delivered at least fifteen (15) days prior to the date therein specified.

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18. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto (including by facsimile, .PDF or other electronic transmission) and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

20. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m., Eastern Time the next business day.

21. ENTIRE AGREEMENT. This Warrant contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Warrant, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Warrant are hereby merged herein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

VERITAS FARMS, INC.

By:
Ramon Pino, Chief Financial Officer

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EXHIBIT A

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

Veritas Farms, Inc.

Attention: CFO

1815 Griffin Road, Suite 401

Dania Beach, FL 33004

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of the Company, as provided for therein, and (check the applicable box):

☐	tenders herewith payment of the Purchase Price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ Shares.

☐	elects the cashless exercise pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ shares of Common Stock.

☐	elects the “Easy Sale” exercise pursuant to Section 2.3 of the Warrant, and accordingly will cause payment of the Purchase Price in the amount of $_________ for _________ Shares to be tendered to the Company in accordance with Section 2.3 of the Warrant.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of securities shall not be all the securities purchasable under the within Warrant Certificate, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the securities purchasable thereunder rounded up to the next higher whole number of securities.

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EXHIBIT B

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, the undersigned hereby sells, assigns and transfers unto the person(s) named below all right, title and interest represent by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises (please print name(s), address(s) and social security number(s)):

Name(s) of Assignee(s)	Address	# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:

Signature:

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

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